Exhibit 10.57

EIGHTH AMENDMENT AGREEMENT

EIGHTH AMENDMENT AGREEMENT (this “Agreement”) dated as of May 28, 2008, by and among United Natural Foods, Inc. and Albert’s Organics, Inc. (collectively, the “Borrowers”), and Bank of America, N.A., as successor to Fleet Capital Corporation (the “Lender”), with respect to the Term Loan Agreement dated as of April 28, 2003, as amended by an Amendment to Term Loan Agreement dated August 26, 2003, a Second Amendment to Term Loan Agreement dated December 18, 2003, a Third Amendment to Term Loan Agreement dated April 30, 2004, a Fourth Amendment to Term Loan Agreement dated June 15, 2005, a Fifth Amendment to Term Loan Agreement dated July 28, 2005, a Sixth Amendment to Term Loan Agreement dated November 2, 2007, and a Seventh Amendment to Term Loan Agreement dated November 27, 2007 (as amended, the “Term Loan Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lender waive a certain Event of Default which exists under the Term Loan Agreement and amend certain other provisions of the Term Loan Agreement, and the Lender is willing to waive such Event of Default and amend the Term Loan Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.          Definitions.  Capitalized terms used herein without definition that are defined in the Term Loan Agreement shall have the meanings given to such terms in the Term Loan Agreement, as amended hereby.

§2.          Representations and Warranties; Acknowledgment.  The Borrowers hereby represent and warrant to the Lender as follows:

(a)           Each of the Borrowers has adequate power to execute and deliver this Agreement and each other document to which it is a party in connection herewith and to perform its obligations hereunder or thereunder.  This Agreement and each other document executed in connection herewith have been duly executed and delivered by each of the Borrowers and do not contravene any law, rule or regulation applicable to any Borrower or any of the terms of any other indenture, agreement or undertaking to which any Borrower is a party.  The obligations contained in this Agreement and each other document executed in connection herewith to which any of the Borrowers is a party, taken together with the obligations under the Loan Documents, constitute the legal, valid and binding obligations enforceable against any such Borrower in accordance with their respective terms.

(b)           After giving effect to the transactions contemplated by this Agreement, all the representations and warranties made by the Borrowers in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

(c)           After giving effect to the transactions contemplated by this Agreement, no Event of Default under and as defined in any of the Loan Documents has occurred and is continuing on the date hereof.

§3.          Amendments to Term Loan Agreement. The Term Loan Agreement is hereby amended as follows:

3.1.         Amendment to Appendix A.

                The following definition set forth in Appendix A of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

EBITDA - with respect to any fiscal period of Borrowers, the sum of Borrowers’ Consolidated net earnings (or loss) before interest expense, taxes, depreciation and amortization for said period as determined in accordance with GAAP, plus, for purposes of calculating the Fixed Charge Coverage Ratio only, to the extent deducted in calculating Consolidated net earnings, non-cash share based compensation expense for such period.

3.2.         Amendment to Section 1.

The first paragraph of Section 1 is hereby amended by replacing $30,000,000.00 with $75,000,000.00.

3.3.         Amendment to Section 2.1.1.

Section 2.1.1 of the Term Loan Agreement is hereby amended by adding the following after the third sentence of such Section:

Notwithstanding the foregoing, from June 1, 2008 to the date on which the Lender receives the audited financial statements of the Borrowers and their Subsidiaries for the fiscal year ended July 31, 2008 together with a Compliance Certificate pursuant to Section 6.1.3 for such period evidencing compliance with the financial covenants set forth in Section 6.3, (i) interest shall accrue on the principal amount of the Base Rate Advances outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate plus one quarter of one percent (0.25%) and (ii) interest shall accrue on the principal amount of each of the Libor Advances outstanding at the end of each day at a fixed rate equal to LIBOR for the applicable Interest Period plus the sum of (x) the Applicable LIBOR Margin plus (y) one quarter of one percent (0.25%).

§4.          Ratification, etc.  All of the obligations and liabilities to the Lender as evidenced by or otherwise arising under the Term Loan Agreement and the other Loan Documents, are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects.  In addition, by each Borrower’s execution of this Agreement, such Borrower represents and warrants that neither it nor any of its Subsidiaries has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.  This Agreement and the Term Loan Agreement shall hereafter be read and construed together as a single document, and all references in the

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Term Loan Agreement or any related agreement or instrument to the Term Loan Agreement shall hereafter refer to the Term Loan Agreement as amended by this Agreement.

§5.          Waiver.  Subject to the satisfaction of the conditions set forth herein, the Lender waives the Event of Default that has occurred under the Term Loan Agreement as a result of the Borrowers’ failure on or before the date hereof to comply with that section of the Term Loan Agreement set forth on Schedule 1 attached hereto.  The waiver set forth in this Section 5 shall be effective only for the Event of Default contained in the Term Loan Agreement as specified in Schedule 1 which occurred on or before the date hereof and such waiver shall not entitle the Borrowers to any future waiver in similar or other circumstances.  Without limiting the foregoing, upon the occurrence and during the continuation of an Event of Default not set forth in Schedule 1, subject to the provisions of the Term Loan Agreement, the Lender shall be free in its sole and absolute discretion to accelerate the payment in full of the Obligations, and may, if the Lender so elects, proceed to enforce any or all of its rights under or in respect of the Term Loan Agreement and the other Loan Documents and applicable law.  Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way the Borrowers’ obligations or the Lender’s rights and remedies arising under the Term Loan Agreement or the other Loan Documents, and Lender shall not be deemed to have waived any or all of its remedies with respect to any Event of Default (other than the Event of Default described on Schedule 1 attached hereto, and then only to the extent set forth therein) or event or condition which, with notice or the lapse of time, or both would become an Event of Default and which upon the Borrowers’ execution and delivery of this Agreement might otherwise exist or which might hereafter occur.

§6.          Conditions to Effectiveness.  The effectiveness of the amendments set forth in Section 3 of this Agreement and the waiver set forth in Section 5 of this Agreement are subject to the prior satisfaction, on or before May 28, 2008, of the following conditions precedent (the date of such satisfaction herein referred to as the “Eighth Amendment Effective Date”):

(a)           Representations and Warranties.  The representations and warranties of the Borrowers contained herein shall be true and correct.

(b)           No Event of Default.  After giving effect to the transactions contemplated by this Agreement, there shall exist no Default or Event of Default.

(c)           Corporate or Limited Liability Company Action.  The Lender shall have received evidence reasonably satisfactory to the Lender that all requisite corporate or limited liability company, as applicable, action necessary for the valid execution, delivery and performance by the Borrowers of this Agreement and all other instruments and documents delivered by the Borrowers in connection herewith has been taken.

(d)           Delivery of this Agreement.  The Borrowers and the Lender shall have executed and delivered this Agreement and each Guarantor shall have acknowledged its acceptance of or agreement to this Agreement and its ratification of the continuing effectiveness of its Guaranty.

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(e)           Guarantor Reaffirmation.  Each of the Guarantors shall have reaffirmed their respective obligations under their respective Guaranty Agreements pursuant to reaffirmation agreements each in form and substance satisfactory to the Lender.

(f)            Payment of Expenses.  The Borrowers shall have paid to the Lender  all amounts payable to the Lender under §7 hereof.

(h)           Amendment of Working Capital Facility.  The Working Capital Facility shall have been amended by an amendment in form and substance satisfactory to the Lender.

(j)            Participant Consents.  The Lender shall have received the written consent of each participant in the Term Loan to the provisions of this Agreement.

(k)           Other Documents.  The Borrowers shall have executed and delivered such other documents, and taken such other action, as may be reasonably requested by the Lender in connection with this Agreement.

§7.          Expenses, Etc.  Without limitation of the amounts payable by the Borrowers under the Term Loan Agreement and other Loan Documents, the Borrowers shall pay to the Lender and its counsel upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred by the Lender in connection with the preparation, negotiation and execution of this Agreement and the matters related thereto.

§8.          Time is of the Essence; No Waivers by Lender.  TIME IS OF THE ESSENCE WITH RESPECT TO ALL COVENANTS, CONDITIONS, AGREEMENTS OR OTHER PROVISIONS HEREIN.  Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way the Borrowers’ obligations or the Lender’s rights and remedies arising under the Term Loan Agreement or the other Loan Documents.

§9.          Governing Law.  This Agreement shall for all purposes be construed according to and governed by the laws of the State of Connecticut (excluding the laws thereof applicable to conflicts of law and choice of law).

§10.        Effective Date.  The amendments set forth in Section 3 hereof shall become effective among the parties hereto as of the Eighth Amendment Effective Date.  Until the Eighth Amendment Effective Date, the terms of the Term Loan Agreement prior to its amendment hereby shall remain in full force and effect.  This Agreement is effective as to all provisions other than the amendments set forth in Section 3 hereof at the time that the Borrowers and the Lender have executed and delivered this Agreement.

§11.        Entire Agreement; Counterparts.  This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters set forth herein, including the amendments set forth herein, and this Agreement supersedes any prior or contemporaneous understanding or agreement of the parties as to any such amendment of the provisions of the Term Loan Agreement or any Loan Document, except for any such contemporaneous agreement that has been set forth in writing and executed by the Borrowers and the Lender.  This

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Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

BORROWERS:

UNITED NATURAL FOODS, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President, CFO and Treasurer

ALBERT’S ORGANICS, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

LENDER:

BANK OF AMERICA, N.A.

By:	/s/	Edgar Ezerins
Name:		Edgar Ezerins
Title:		SVP, Sr. Client Manager

Each of the undersigned Guarantors
acknowledges and agrees to the foregoing,
and ratifies and confirms in all respects
such Guarantor’s obligations under the
Guaranty Agreements:

NATURAL RETAIL GROUP, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

SPRINGFIELD DEVELOPMENT, LLC

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

UNITED NATURAL FOODS WEST, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

UNITED NATURAL TRADING CO.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

DISTRIBUTION HOLDINGS, INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

MILLBROOK DISTRIBUTIOIN SERVICES INC.

By:	/s/	Mark E. Shamber
Name:		Mark E. Shamber
Title:		Vice President

SCHEDULE 1

Event of Default

The Event of Default that occurred under Section 8.1.5 of the Term Loan Agreement as a result of the Borrowers’ failure to comply with Section 6.3.1 of the Term Loan Agreement in respect of the Fixed Charge Coverage Ratio for the fiscal quarter ended April 30, 2008.